LEASE

     This lease agreement is made as of May 4, 1998 (the
"Effective Date"), by and between MAC PAPERS, INC., a Florida corporation ("Landlord"), and FRENCH FRAGRANCES, INC., a Florida corporation ("Tenant").

     In consideration of the mutual covenants contained herein, Landlord hereby leases and Tenant hereby accepts the portion of the warehouse building located at 5900 N.W. 176th Street, Miami, Florida 33169, consisting of approximately 47,700 square feet of net usable ground floor area (the "Premises") as outlined in red on the sketch attached hereto as EXHIBIT A (the "Sketch"), together with the right to use that certain common area depicted on the Sketch (the "Common Area") (the Premises and Common Area are sometimes hereinafter referred to as the "Property"), on the following terms and conditions:

     1. TERM. The term of this lease will be for two and one-half years beginning on May 4, 1998 (the "Commencement
Date"), and ending two and one-half years thereafter.

     2.   RENT.
          (a) Tenant will pay Landlord on or before the fifth day of each month rent in the amount of $21,465.00 ("base rent"). In addition to base rent, Tenant will simultaneously pay Landlord all applicable state and municipal sales and use tax imposed on the rent. Payment will be made to Landlord at 3300 Philips Highway, Jacksonville, Florida 32207, or by mail to Post Office Box 5369, Jacksonville, Florida 32247. The time of each payment of rent is of the essence of this lease. Tenant will also pay Landlord a late charge equal to five percent of any payment of rent or other sums payable hereunder that is not received within ten (10) days after Tenant receives notice that such payment is delinquent; provided, however, that Landlord shall only be obligated to give two such notices in any 12-month period, and if in any 12-month period Tenant again fails to pay rent or other sums payable hereunder on or before the due date after two such notices have been given by Landlord in that 12-month period, Tenant will be obligated to pay the late charge without Landlord's being obligated to give further notice. The base rent shall be prorated for the first and last month of the lease term.
          (b) Base rent will be increased on each anniversary of the Commencement Date, for both the original term and any renewal, by increases in the Index, which, for purposes of this lease, means the Consumer Price Index - United States City Average for all Urban Consumers (computed on the basis of 1982 =
100) issued and published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index ceases to use a 1982-84 base rate of 100 as the basis of calculation, or if a substantial change is made in the terms of or number of items contained in the Index, then the Index will be adjusted to the figure that would have been arrived at had the manner of computing the Index in effect on the date of this lease not been altered. If the Index is not available, the term "Index" will mean a successor or substitute index to the Index, appropriately adjusted, or if such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable government or other nonpartisan publication, selected by Landlord and approved by Tenant (which will not unreasonable withhold or delay its approval) evaluating the information previously used in determining the Index. Base rent will be increased on each anniversary of the Commencement Date to an amount equal to the lesser of (1) 105 percent of the base rent in effect for the immediately preceding 12-month period or (2) the greater of (aa) 103 percent of the base rent in effect for the immediately preceding 12-month period or (bb) the product obtained by multiplying the base rent for the immediately preceding 12-month period by a fraction, the numerator of which is the Index in effect for the month in which the increase is to occur and the denominator of which is the Index in effect 12 months before the month in which the increase is to occur. For example, on the first anniversary of the Commencement Date, since the base rent in effect for the 12-month period immediately preceding the increase is $21,465.00 per month, if the Index on the Commencement Date is 150 and if the Index on the first anniversary of the Commencement Date is 155, then the increased base rent would be $22,180.50, which is the lesser of (1) 105 percent of $21,465.00 (or $22,538.25) or (2) the greater of (aa) 103 percent of $21,465.00 (or $22,108.95) or (bb) $21,465.00 x
155/150 (or $22,180.50).

     3. TENANT'S ACCESS BEFORE COMMENCEMENT DATE. Tenant may come on the Premises prior to the Commencement Date, upon the full execution of this lease, Tenant's furnishing to Landlord evidence acceptable to Landlord that the insurance required of Tenant under paragraph 15 is in full force and effect, and Tenant's payment to Landlord of the security deposit (as hereinafter defined), solely to construct Tenant's improvements described in EXHIBIT B attached hereto.

     4.   USE; NO REPRESENTATIONS; PARKING; UTILITIES.
          (a) The Premises will be used solely for general warehousing, distribution and office use and for no other purpose without the prior written consent of Landlord, which consent will not be withheld unreasonably. The Premises will not be used for any unlawful purpose or any purpose related to obscene, pornographic, or sexually explicit materials, nor will the Premises be used for the benefit of any competitor of Landlord. Tenant may have no more than thirty-five (35) employees at the Premises at any one time. Tenant shall have access to and use of the Premises, twenty-four (24) hours per day, seven (7) days a week, every day of the year. Tenant will not create any nuisance, allow any nuisance to remain on the Premises, or use or permit the use of the Premises for any illegal purpose. Tenant will at its own cost and expense obtain any licenses and permits necessary for its use of the Premises.
          (b) Tenant acknowledges that no representations as to the repair or condition of the Premises or agreements to remodel, alter, or improve the Premises have been made by Landlord, except such representations and agreements as are expressly set forth in this lease. Sprinklers comply with applicable building code requirements. The Premises have fans, but no heating or air conditioning system. Notwithstanding anything to the contrary contained in this lease, the Landlord at its sole cost and expense shall bear the responsibility for the Property complying with applicable zoning, and land use requirements and the Americans with Disability Act, 42 U.S.C. ss.ss. 12101 et. seq. (including laws, guidelines and regulations relating thereto), all as amended (the "Governmental Requirements"), except that if Tenant sublets the Premises or any part thereof or changes its utilization of the Premises and the result of the subletting or change is to require a change in the Premises to comply with the Governmental Requirements, Tenant at its sole cost and expense shall bear the responsibility for the Property complying with the Governmental Requirements and shall obtain all governmental permits and any certificates of occupancy required thereby.
          (c) Landlord shall provide to Tenant thirty-two (32) exclusive parking spaces as more particularly depicted on the Sketch. Tenant will park its vehicles and will permit parking of its employees' and visitors' vehicles only in the area shown for Tenant's parking on the Sketch.

     5. ASSIGNMENT BY TENANT. Tenant will not assign this lease or sublet the Premises or any part thereof, or make any alterations thereto exceeding $10,000.00 without the prior written consent of Landlord, which consent will not be withheld unreasonably; provided, however, that Landlord will not in any event be obligated to consent to any such proposed assignment or subletting unless: (a) the proposed assignee or subtenant is of a financial standing reasonably satisfactory to Landlord; (b) the Premises will be used in a manner consistent with the terms of this lease; and (c) Tenant is not in default under any of the terms and conditions of this lease at the time of any notice for request for consent to assignment or subletting. Landlord's consent to assignment or subletting on one occasion does not imply that Landlord will consent to any further assignment or subletting. In any event, Tenant will remain liable under the terms of this lease regardless of any assignment or subletting. If Landlord consents to a particular assignment or subletting and the rent for such assignment or sublease is greater than the rent paid under this lease, then any excess rent will be split 50 percent to Tenant and 50 percent to Landlord.

     6. DAMAGE OR DESTRUCTION. If the Premises are rendered uninhabitable or are not secure (as reasonably determined by the Tenant) because of fire or other casualty (a "Casualty") and such Premises cannot be restored to be habitable and secure within one hundred twenty (120) days from the date of the Casualty (as reasonably determined by Landlord and the Tenant) then Tenant may elect to terminate this lease by giving Landlord written notice within fifteen (15) days after the date of Casualty. If the Premises can be restored to be habitable and secure within one hundred thirty-five (135) days (as reasonably determined by the Tenant) from the date of the Casualty, then Landlord will diligently proceed to repair and restore the Premises to substantially the same condition that existed immediately prior to the Casualty (the "Restoration"), excluding Tenant's personal property and leasehold improvements performed by Tenant. If Landlord fails to complete the Restoration within sixty (60) days from the date of the Casualty, Tenant may terminate this lease. If such Casualty occurs during the last eighty-nine (89) days of the original term or during the last two hundred seventy (270) days of the renewal term, then Landlord may elect to terminate this lease by giving Tenant written notice within fifteen (15) days after the date of Casualty. During any period that there is substantial interference with Tenant's use of the Premises by reason of a Casualty, all rent due hereunder shall be temporarily abated in proportion to the degree of such interference.

     7.   CONDEMNATION.
          (a) If all or any part of the Premises is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and as a result the Premises are substantially untenantable, this lease will terminate as of the date title vests in such authority and rent will be apportioned as of such date.

          (b) If any part of the Premises is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this lease is not terminated pursuant to subparagraph (a) above, rent will be reduced for the period of such taking by an amount that bears the same ratio to the rent then in effect as the number of square feet of the Premises, as determined by the Landlord, remaining after such taking or condemnation bears to the number of square feet of the Premises before such taking or condemnation. Provided this lease is not terminated pursuant to subparagraph (a) above, Landlord will promptly use so much of the condemnation proceeds received by it as is necessary to restore and repair the Premises to substantially their condition immediately prior to the taking, except for the part so taken and leasehold improvements and personal property installed by Tenant prior to such taking.
          (c) Landlord will be entitled to receive the entire price or award from any such sale, taking, or condemnation of the Property without any payment to Tenant and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant will have no claim or right to any price or award as a result of any such sale, taking, or condemnation, except that Tenant may claim or recover from the condemning authority a separate award for any damages permitted by law, so long as the award to Landlord will not be diminished thereby.

     8. EVENTS OF DEFAULT. The following will constitute "Events of Default" under this lease:
          (a) failure by Tenant to pay rent or other sums payable hereunder on or before the date due, if such failure continues for more than ten (10) days after Tenant receives written notice of such failure from Landlord; provided, however, that Landlord shall only be obligated to give two such notices in any 12-month period and if in any 12-month period Tenant again fails to pay rent or other sums payable hereunder on or before the due date after two such notices have been given in that 12-month period, Tenant's failure shall constitute an Event of Default hereunder without Landlord's being obligated to give further notice.
          (b) failure by Tenant to observe or perform any of the other material terms, covenants, agreements, or conditions contained herein, but only if such failure continues for thirty (30) days after Tenant receives written notice of such failure from Landlord, or if such failure cannot be corrected within thirty (30) days, only if Tenant fails to commence to correct such default promptly or, having promptly commenced such correction, fails to proceed with the correction of the same to completion within a reasonable time;

          (c) the filing by Tenant of a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or any action by Tenant seeking the appointment by consent or acquiescence of a receiver or trustee for Tenant for all or a substantial part of its property; the making by Tenant of any assignment for the benefit of its creditors; or the inability of Tenant, or the admission by Tenant of its inability, to pay its debts as they mature; or
          (d) the filing of any involuntary petition against Tenant in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver or trustee of Tenant for all or a substantial part of its property; or the issuance of an attachment, execution, or other similar process against any substantial part of the property of Tenant; and the continuation of any of the foregoing for a period of sixty (60) days undismissed, unbonded, or undischarged.

     9. LANDLORD'S REMEDIES. Upon the occurrence of any Event of Default, Landlord may pursue any one or more of the following remedies, in addition to any other remedies provided under this lease, at law or in equity, separately or concurrently or in any combination, without any notice (except as specifically provided herein) or demand whatsoever and without prejudice to any other remedy that it may have for possession of the Premises or for arrearages in rent or other amounts payable to Landlord:
          (a) Landlord may terminate this lease by giving Tenant written notice of termination, in which event Tenant will immediately quit and vacate the Premises and deliver and surrender possession of the Premises to Landlord, and this lease will be terminated at the time designated by Landlord in the notice of termination to Tenant; provided, however, that no termination of this lease before the normal expiration hereof will affect Landlord's right to collect rent for the period before termination.
          (b) With or without terminating this lease, Landlord may enter upon and peaceably take possession of the Premises, and expel or remove Tenant and any other person who may be occupying the Premises.
          (c) Landlord may re-let the Premises or any part thereof, on such terms and conditions as Landlord may deem satisfactory, and receive the rent for any such re-letting, in which event Tenant will pay to Landlord on demand any deficiency that may arise by reason of such re-letting; provided, further that Tenant will pay over to Landlord on demand any and all costs and expenses incurred in re-letting the Premises (including brokerage and attorneys' fees) and in renovating or altering the Premises to make them suitable for re-letting.
          (d) Landlord may declare all rent and other sums due on or to become due under this lease to be immediately due and payable; provided, however, that such payments will not constitute a penalty or forfeiture or liquidated damages, but will merely constitute payment in advance of the rent for the remainder of the term of this lease. Landlord will make reasonable attempts to re-let the Premises. If Landlord re-lets the Premises, any rent received applicable to periods for which Landlord has previously collected rent from Tenant will be credited and repaid to Tenant after deducting all of Landlord's reasonable expenses relating to such re-letting.
          (e) Amounts due to Landlord and arising out of Tenant's default will bear interest at the highest rate allowed by law.

     10. HAZARDOUS SUBSTANCES. Tenant covenants not to introduce any hazardous or toxic materials onto the Premises without first obtaining Landlord's written consent and complying with all applicable federal, state, and local laws or ordinances pertaining to the transportation, storage, use, or disposal of such materials, including but not limited to obtaining proper permits. Landlord acknowledges that Tenant's use of the Premises shall include the storage of perfume and cologne products, however, Tenant agrees that its use shall not include the pouring or mixing of such perfume and cologne products or the opening of the watertight containers in which such products arrive at the Premises. If Landlord permits Tenant to introduce any such hazardous or toxic materials onto the Premises, Tenant shall promptly upon request of Landlord reimburse Landlord for any increase in Landlord's property insurance premiums caused by Tenant's introducing such materials onto the Premises. If Tenant's transportation, storage, use, or disposal of hazardous or toxic materials on the Premises, or that of its employees, agents, or contractors, or invitees results in contamination of the soil or surface or ground water or loss or damage to persons or property, then Tenant agrees: (a) to notify Landlord immediately of any contamination, claim of contamination, loss, or damage; (b) after consultation and approval by Landlord, to clean up the contamination in full compliance with all applicable statutes, regulations, and standards; and (c) to indemnify, defend, and hold Landlord, its successors and assigns, harmless from and against any claims, suits, causes of action, costs, and fees, including reasonable attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss, or damage. This provision will survive termination of this lease.

     11. LITIGATION COSTS. Any other provision of this lease to the contrary notwithstanding, in any litigation arising out of or relating to this lease, the prevailing party will be entitled to recover from the other party its costs and expenses of such litigation, including without limitation reasonable attorneys' fees.

     12. TRASH REMOVAL, JANITORIAL SERVICE, UTILITIES. Tenant agrees to pay all charges for trash removal and janitorial service used on the Premises. Landlord shall establish separate meters or submeters, as necessary, and Tenant shall pay all utility charges, including, without limitation to water, sewer, gas, electricity, fuel, light, and heat bills for the Premises. If Tenant does not pay any of the same, Landlord may pay the same and such payment shall be added to the rental of the Premises as additional rent which shall become due and payable at the time the next monthly installment of base rent is due and payable.

     13. LANDLORD'S AND TENANT'S MAINTENANCE OBLIGATIONS. Landlord will maintain the building structure, roof, exterior walls, and fire prevention sprinkler system of the Premises, and the paving and landscaping around the building in which the Premises are located, in good condition and repair. Tenant will maintain the fans, dock levelers, exterior doors and windows, and the interior of the Premises in good condition and repair, including without limitation the concrete floor, inside walls, ceiling, any floor coverings, and the mechanical, electrical, and plumbing systems, including without limitation all portions of such systems in or under the floor, except for those repairs required to be made by Landlord hereunder. In maintaining the fans, dock levelers, and exterior roll-up doors, Tenant shall, at Tenant's option, either handle such maintenance with its in-house maintenance staff, contract for such maintenance with a maintenance company acceptable to Landlord under a contract acceptable to Landlord, or permit the performance of such maintenance by the maintenance company that maintains for Landlord the other fans, dock levelers, and exterior roll-up doors in the building in which the Premises are located and promptly reimburse Landlord as additional rent for Landlord's pro rata cost of such maintenance upon receipt of a bill therefor from Landlord. Tenant will also (a) maintain and replace lights and expendable items such as fire extinguishers; (b) maintain any telephone systems, alarm systems, security features, signs, storage systems, or other systems, equipment, or improvements installed by Tenant; and (c) remove all trash from the portion designated for use by Tenant of the parking lot around the building in which the Premises are located. Tenant will also reimburse Landlord for any costs incurred by Landlord and arising out of or related to damage to the Premises, the building in which the Premises are located, or landscaping or other improvements on Landlord's land on which that building is situated, arising at any time after Tenant or its agents or employees first come on the Premises as permitted in paragraph 3 and caused by the failure of Tenant to comply with its obligations under this lease or by the willful act or negligence of anyone other than Landlord or its employees. Upon any termination of this lease, Tenant will surrender possession of the Premises in good condition and repair, reasonable wear and tear excepted, and remove any systems, security features, signs, equipment, or improvements installed by Tenant except for any of the same that Landlord permits Tenant to leave on the Premises. Tenant will repair any damage to the Premises caused by such removal. If Tenant attaches any improvements to the floor or walls with bolts, when Tenant removes such improvements it shall also remove the bolts and repair the floor or wall to its condition before such attachment. If Tenant fails to maintain the Premises as herein required, Landlord may, but is not obligated to, perform such maintenance on behalf of Tenant, after giving Tenant written notice of its intent to do so, and bill Tenant for the cost thereof as additional rent.

     14. TAXES. This lease constitutes a "gross lease" and accordingly Landlord shall be responsible for the payment of all real estate taxes and assessments, building insurance, building operating expenses and common area expenses. Tenant shall pay all taxes assessed against Tenant's inventory and other personal property, and leasehold improvements and personal property installed by Tenant.

     15. INSURANCE. Tenant at its own cost and expense will obtain and maintain in force throughout the term of this lease comprehensive general liability insurance in an amount not less than $2,000,000 for any one occurrence of bodily injury or property damage, naming Landlord an additional insured. Tenant will, at its own cost and expense, obtain and keep in force during the term of this lease insurance coverage on its improvements, fixtures, furnishings, equipment, and inventory that are in and upon the Premises for the full replacement value thereof. In no event shall Landlord have any liability to Tenant because of any loss of or damage to any of Tenant's improvements, fixtures, furnishings, equipment, or inventory on or about the Premises unless such loss or damage is caused by the failure of Landlord to comply with its obligations under this lease or by the willful act or negligence of Landlord or its agents, employees, or invitees. All such policies will be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. An insurance certificate evidencing such policies, together with receipt evidencing payments of premiums therefor, will be delivered to Landlord prior to the Commencement Date. Not less than fifteen (15) days before the expiration date of any such policies, an insurance certificate evidencing the renewals thereof (bearing notations evidencing the payment of renewal premiums) will be delivered to Landlord. Such policies will further provide that not less than thirty (30) days' prior written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. Landlord will at its cost and expense maintain hazard insurance covering the Premises for the full replacement value thereof. All such policies will be procured by Landlord from responsible insurance companies reasonably satisfactory to Tenant. Tenant hereby approves Royal Insurance Company. If Tenant fails to obtain any insurance required under the terms of this lease, Landlord may, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant for the cost thereof as additional rent. Tenant will hold Landlord harmless from any liability for loss or damage to persons or property occurring from the use of the Premises unless such loss or damage arises out of the Landlord's negligence or breach of Landlord's obligations under this lease.

     16. LANDLORD'S RIGHT TO ENTER. So long as such entry does not unnecessarily disturb Tenant in the conducting of its business and occurs after Landlord gives Tenant reasonable prior notice, Landlord, or any of Landlord's agents, will have the right to enter the Premises accompanied by an authorized Tenant representative during all reasonable hours, to examine the same to make such repairs, additions, or alterations as may be deemed necessary for the safety, comfort, or preservation thereof or of any building or other structure, or to exhibit the Premises and to put or keep upon the doors or windows or other part thereof a notice "FOR RENT" at any time within ninety (90) days before the expiration of this lease or a notice "FOR SALE" at any time during the term of this lease; such notices will be in good taste and not a distraction to any Tenant's signage permitted by Landlord. In the event of an emergency, Landlord shall be entitled to enter the Premises and take all steps reasonably necessary to handle such emergency.

     17. ACCEPTANCE OF PREMISES; TENANT IMPROVEMENTS; TENANT SIGNAGE. Landlord represents, warrants and certifies to Tenant that the Property complies with all applicable building codes, laws and regulations, and will comply with Tenant's contemplated use as described in EXHIBIT C after Landlord completes the improvements referred to in EXHIBIT C. Tenant hereby accepts the

Premises in their current condition, except for the improvements to be made by Landlord described in EXHIBIT C. Tenant may at its own cost and expense construct tenant improvements as described in EXHIBIT B attached hereto. Tenant shall not place any sign on the outside of the building in which the Premises are located without the prior written consent of Landlord, which consent shall not be withheld unreasonably. Any and all signs placed on the Premises or the outside of the building on which the Premises are located by Tenant shall be maintained in compliance with all governmental rules and regulations applicable to such signs and the Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said signs. Tenant agrees upon removal of said signs to repair all damage incidental to such removal.

     18. LANDLORD IMPROVEMENTS. Landlord shall at its own cost and expense construct improvements as described in EXHIBIT C attached hereto. Until such improvements have been completed, Tenant's employees shall have access to and the use of the restrooms in Landlord's adjacent facility twenty-four (24) hours per day from 12:01 a.m Monday through 11:59 p.m. Friday of each week. If such improvements are not completed within seventy-five
(75) days after the Effective Date, base rent will be reduced by $50.00 per day from the seventy-fifty (75th) day after the Effective Date until the improvements are completed. If the improvements are not completed within one hundred twenty (120) days after the Effective Date, Tenant may at its option terminate this lease by giving notice of such termination to Landlord and rent will be apportioned as of the day Tenant relinquishes the Premises.

     19. POSSESSION QUIET ENJOYMENT. Landlord covenants that Tenant will have quiet, peaceful, and uninterrupted possession of the Premises so long as Tenant keeps and performs all of the material covenants and obligations of this lease on the part of Tenant to be performed, subject to the other conditions and provisions set forth herein. Landlord represents and warrants to Tenant that the owner of the Property is McGehee Realty of Miami, Ltd., a Florida limited partnership ("Owner"), and that the Landlord occupies the Premises pursuant to that certain Lease between Owner and Landlord dated September 5, 1997 (the "Prime Lease"). Landlord represents and warrants to Tenant that neither the Premises nor the Common Area is encumbered by any mortgage nor any other instrument that would preclude Tenant from using the Premises for the purposes contemplated by this lease.

     20. TIME OF THE ESSENCE. Time is of the essence of this lease and this applies to all terms and conditions contained herein.

     21. NOTICE. All notices under this lease will be in writing and will be hand delivered or sent by certified mail, return receipt requested, or by Federal Express or other overnight delivery service requiring a receipt, and will be sent to the following respective addresses:

          To Landlord:

               Mac Papers, Inc.
               Attention: F. Sutton McGehee, Jr.
               3300 Philips Highway
               Jacksonville, Florida 32207

                         or

               Post Office Box 5369
               Jacksonville, Florida 32247

          With a copy to:

               Martin, Ade, Birchfield & Mickler, P.A.
               Attention:  Timothy A. Burleigh
               One Independent Drive, Suite 3000
               Jacksonville, Florida  32202

          To Tenant:

               French Fragrances, Inc.
               Attention: Oscar Marina, Jr.
               14100 N. W. 60th Avenue
               Miami Lakes, Florida 33014

          With a copy to:

               Adams, Gallinar, Iglesias & Meyer
               Attention:  Michael D. Gallinar, Esq.
               701 Brickell Avenue, Suite 2150
               Miami, Florida 33172

Notice will be complete upon receipt. Either party may change its address for notices by giving the other party notice as provided herein.

     22. REMEDIES CUMULATIVE. The rights of the parties hereunder will be cumulative and will be in addition to any and all other rights and remedies available to them at law or in equity and failure on the part of either to exercise promptly any rights given hereunder will not operate to forfeit any of the said rights.

     23. LEASE NOT TO BE RECORDED. Neither party will record this lease in the public records of the county in which the Premises are located.

     24. BROKER'S COMMISSIONS. Tenant warrants and represents to Landlord that it has had no dealings with any real estate broker or agent in connection with this lease other than Rafael A. Villamizar of Cushman & Wakefield of Florida, Inc., and Tenant covenants to pay, hold harmless, and indemnify Landlord from and against any and all costs, expenses, liabilities (including reasonable attorneys' fees), causes of action, claims, or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this lease or the negotiation thereof, arising out of any act of Tenant. Landlord warrants and represents to Tenant that it has had no dealings with any real estate broker or agent in connection with this lease other than Chris B. Spaulding of The Prudential Florida Realty, and Landlord covenants to pay, hold harmless, and indemnify Tenant from and against any and all costs, expenses, liabilities (including reasonable attorneys' fees), causes of action, claims, or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this lease or the negotiation thereof, arising out of any act or Landlord.

     25. OPTION TO RENEW. Tenant may, at Tenant's option, and provided that Tenant is not in default of any of the material terms of this lease, extend the term of this lease for one renewal period of two and one-half years, this option to be exercised by Tenant by giving written notice to Landlord at least ninety (90) days before the expiration of the original term of this lease. During the renewal period, the provisions of this lease will remain the same, including the provisions of paragraph 2 for increases of base rent.

     26. HOLDING OVER. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy will be subject to termination by Landlord or Tenant at any time upon not less than thirty (30) days' advance written notice, and all of the other terms and provisions of this lease will be applicable during that period, except that Tenant will pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half times the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, will operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph will not be construed as Landlord's consent for Tenant to hold over.

     27. LANDLORD'S LIABILITY. Landlord will not be liable to Tenant or Tenant's employees, agents, patrons, visitors, or any other person whomsoever, for any injury to person or damage to property on or about the Premises, unless such injury or damage results from or is caused by the failure of Landlord to comply with its obligations under this lease or the willful act or negligence of Landlord or its employees. Tenant hereby covenants and agrees that it will at all times indemnify, defend (with counsel approved by Landlord), and hold safe and harmless Landlord (including without limitation its partners if Landlord is a partnership), and Landlord's officers, agents, employees, contractors, and invitees from any loss, liability, claims, suits, costs, expenses, including without limitation attorneys' fees and damages, both real and alleged, arising out of any injury to person or damage to property on or about the Premises other than that for which Landlord is liable hereunder. Notwithstanding anything to contrary contained in this lease, Tenant agrees and understands that Tenant will look solely to the estate and property of Landlord in the building on the Premises for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default or breach of Landlord in performance of its obligations under this lease, it being intended that there will be absolutely no personal liability on the part of Landlord, or its successors or assigns, with respect to any of the terms, covenants, and conditions of this lease, and no other assets of Landlord will be subject to levy, execution, attachment, or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach, this exculpation of liability to be absolute and without exception whatsoever.

     28. SECURITY DEPOSIT. Tenant will pay to Landlord on or before the execution date hereof the sum of $21,465.00 to be held by Landlord as security for the performance by Tenant of all obligations imposed on Tenant pursuant to this lease (the $21,465.00 plus all interest thereon shall be referred to collectively as the "security deposit"). Landlord may commingle the security deposit with its other funds. Landlord will not be required to apply all or any portion of the security deposit with respect to any particular violation or default by Tenant. Tenant will reimburse Landlord for such portions of the security deposit as Landlord from time to time applies with respect to any violation by Tenant hereunder promptly upon written notice of such application by Landlord. Any portion of the security deposit which has not been appropriated by Landlord in accordance with the provisions hereof will be returned to Tenant only after the expiration of the full stated term of this lease, including any renewal term, if Tenant exercises its option therefor, or earlier if this lease is terminated by Landlord prior thereto in accordance with its provisions; it being the intention of the parties that in the event of such termination by Landlord, such sum of money shall secure Landlord not only as to default by Tenant prior to such termination but also as to any deficiency of rent or other charges for which Tenant is liable hereunder arising or made known to Landlord after such termination. If Landlord conveys Landlord's interest under this lease, the security deposit, or any part thereof not previously applied, may be released by Landlord to Landlord's grantee, and if so released, Tenant agrees to look solely to such grantee for the proper application and return thereof in accordance with the terms of this paragraph. Tenant agrees that Tenant will not assign, and that neither Landlord, nor its successors and assigns, will be bound by any such assignment, encumbrance, pledge, attempted assignment, attempted pledge, or attempted encumbrance of the security deposit. Any mortgagee will not be responsible to Tenant for the return or application of the security deposit, whether or not it succeeds to the position of Landlord hereunder, unless the security deposit is received in hand by such mortgagee.

     29. RADON GAS. Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     30.  MISCELLANEOUS.
          (a) Words of any gender used in this lease will be held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.
          (b) The terms, provisions, covenants, and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors, and permitted assigns, except as otherwise herein expressly provided. Landlord may assign any of its rights and obligations under this lease. Each party agrees to furnish to the other, promptly upon demand, a resolution, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.
          (c) The captions inserted in this lease are for convenience only and in no way define, limit, or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.
          (d) Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating, if such be the case, that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease, and such other matters pertaining to this lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this lease.
          (e) This lease may not be altered, changed, or amended except by an instrument in writing signed by both parties hereto.
          (f) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease will survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and before Tenant vacates the Premises, Tenant will pay to Landlord any amount reasonably estimated by Landlord as necessary to put all portions of the Premises required to be maintained by Tenant hereunder in good condition and repair, to remove any improvements that Tenant is obligated to remove but fails to remove, and to repair any damage caused to the Premises by the removal of any improvements that Tenant is obligated to remove. Tenant will also, before vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts will be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord will be credited against the amount payable by Tenant under this paragraph.
          (g) If Landlord transfers its interest in the Premises, Landlord will be released from all obligations and liabilities under the terms of this lease accruing subsequent to the date of such transfer. If a transferee agrees to assume the obligations and liabilities of Landlord under the lease accruing before the date of the transfer, Landlord will be released from all obligations and liabilities under this lease.
          (h) If any clause or provision of this lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this lease, it is the intention of the parties that the remainder of this lease will not be affected thereby, and it is also the intention of the parties that in lieu of each clause or provision of this lease that is illegal, invalid, or unenforceable, there be added as a part of this lease a clause or provision as similar in terms of such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
          (i) Landlord will not be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord fails to perform such duties or obligations within twenty (20) days after Landlord receives written notice of such failure, or if such failure cannot be cured within twenty (20) days, if Landlord fails to commence such cure within twenty (20) days after receiving such notice, or having timely commenced such cure fails to prosecute the same to completion diligently. Neither party shall have any liability for any incidental or consequential damages of the other party, or anyone claiming by through or under the other party, for any reason whatsoever.
Each party, for itself and for any party claiming by, through, or under that party, waives any claim that it might otherwise have against the other party, its partners, officers, and directors, for punitive damages.
          (j) If Landlord defaults in the performance of Landlord's obligations hereunder, the holder of a mortgage that encumbers the Premises will have the right, but not the obligation, to perform or comply with any covenants, agreements, and provisions violated in connection with such default.
          (k) The undersigned officer of Tenant does hereby warrant and certify to Landlord that Tenant is a corporation, validly existing under the laws of the State of Florida. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that such officer is authorized and empowered to bind Tenant to the terms of this lease by such officer's signature hereto.
          (l) Although the printed provisions of this lease were drafted by Landlord, such fact shall not cause this lease to be construed either for or against Landlord or Tenant.
          (m) The parties acknowledge that this lease contains a complete expression of the agreement between the parties hereto on the subjects herein set forth and that there are no promises, representations, or inducements except such as are provided in this lease. Neither party, nor any party claiming by, through, or under either party, will be entitled to rely upon any prior or contemporaneous agreement, understanding, or statement that is not evidenced by this lease. All prior agreements, arrangements, understandings, and negotiations between the parties with respect to the subject matters hereof are merged into this lease.
          (n) Any Landlord approval or consent required under this lease shall not be unreasonably withheld or delayed by the Landlord.

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purposes herein expressed, the day and year first above written.

                                    LANDLORD:

                                    MAC PAPERS, INC.

/s/John W. Brent                    By:/s/ F. SUTTON MCGEHEE, JR.
------------------------------         --------------------------
Printed Name: John W. Brent         Name:  F. Sutton McGehee, Jr.
                                    Title: President

/s/Linda B. Mickler
------------------------------
Printed Name: Linda B. Mickler
As to Landlord                            [CORPORATE SEAL]



                                    TENANT:

                                    FRENCH FRAGRANCES, INC.


/s/ William J. Mueller              By:/s/ Oscar E. Marina
--------------------------------       --------------------------
Printed Name: William J. Mueller       Name:  Oscar E. Marina
                                       Title: Vice President

/s/ Ana M. Chavez
--------------------------------
Printed Name: Ana M. Chavez
As to Tenant                              [CORPORATE SEAL]

                             JOINDER

The Owner, after reviewing and approving the terms and conditions of this lease, has joined in the execution of this lease in order to acknowledge and confirm the following:

     (i) a true and correct copy of the Prime Lease has been delivered to Tenant and there are no defaults existing under said Prime Lease;

     (ii) Notwithstanding anything contained in the Prime Lease, the Owner consents to the transaction contemplated by this lease, and;

     (iii) Notwithstanding any default under, modification to or termination of the Prime Lease, Owner agrees that Tenant may continue its occupancy and use of the Premises in accordance with the terms of this lease, so long as Tenant continues to pay rent and otherwise perform its obligations under this lease.

                               OWNER:

                               MCGEHEE REALTY OF MIAMI, LTD.

/s/                            By: Asbury Realty Company, its
-------------------------          general partner
Printed Name:

/s/                                By: /s/ F. Sutton McGehee, Jr.
-------------------------              --------------------------
Printed Name:                          F. Sutton McGehee, Jr.
As to Owner

                            EXHIBIT A

                      Sketch of the Premises
                    and Tenant's Parking Area

                            EXHIBIT B

                       Tenant Improvements

     Tenant, at its own cost and expense, may make certain improvements to the Premises, but only after the plans and specifications therefor (including without limitation the method used to attach improvements to the floor or walls with bolts) have been approved in writing by Landlord. The improvements shall consist of installation of racking, construction of minimal office space, and installation of shutters on the glass entry features, including the door. In addition, Tenant may, at its sole cost and expenses, install alarm and telephone systems and secure the perimeter of the inside of the Premises. All such improvements will be performed in a good and workmanlike manner and will comply fully with all applicable mechanics' lien laws, building codes and laws, and other governmental requirements, including the requirements for licensing of contractors and obtaining building permits. Before commencing any work, Tenant will submit to Landlord copies of all required permits. Tenant will indemnify Landlord and hold Landlord harmless from any and all claims for mechanics', materialmen's, or other liens in connection with improvements made by Tenant, and any such liens will exist only against Tenant's leasehold interest, and not against Landlord's interest. Landlord reserves the right to approve all contractors hired by Tenant; such approval will not be withheld unreasonably.

                            EXHIBIT C

                      Landlord Improvements

     Landlord, at its own cost and expense, will make the following improvements to the Premises:

     Installation of sufficient improvements to meet the Governmental Requirements for seven to 20 employees of Tenant
(including without limitation two restrooms), not to include any improvements for office space.

     Such improvements will be substantially completed not later than sixty (60) days after Landlord acquires all of the permits and other governmental authorizations necessary for the construction of such improvements, it being understood that Landlord will use its reasonable best efforts to obtain such permits and authorizations as soon as practicable.